EXHIBIT 99
Restaurant Brands International Inc. Reports First Quarter 2018 Results

Oakville, Ontario – April 24, 2018 – Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) today reported financial results for the first quarter ended March 31, 2018.

Daniel Schwartz, Chief Executive Officer of Restaurant Brands International Inc. ("RBI") commented, "During the first quarter, we continued to grow system-wide sales for each of our three iconic brands, and we have developed strong plans with our partners to further accelerate growth for the long term. At TIM HORTONS®, though results were soft, we have high conviction that our 'Winning Together' plan unveiled today will improve guest experience and drive sales and profitability for our restaurant owners. For BURGER KING®, we built upon our recent sales momentum and further accelerated our net restaurant growth. At POPEYES®, we improved comparable sales in the US, and announced our first international development agreement for the brand in Brazil. We continue to see a lot of growth potential for each of our three brands, and through our focus on enhancing guest satisfaction and franchisee profitability, we believe that we will create value for all of our stakeholders for many years to come."
Consolidated Operational Highlights

	Three Months Ended March 31,
	2018	2017
	(Unaudited)
System-wide Sales Growth
TH	2.1%	3.3%
BK	11.3%	6.2%
PLK	10.9%	6.1%
System-wide sales (in US$ millions)
TH	$1,607.7	$1,514.0
BK	$5,148.9	$4,477.0
PLK	$903.7	$835.8
Comparable Sales
TH	(0.3)%	(0.1)%
BK	3.8%	(0.1)%
PLK	3.2%	(0.2)%
Net Restaurant Growth
TH	2.8%	4.6%
BK	6.9%	5.1%
PLK	6.7%	5.8%
System Restaurant Count at Period End
TH	4,774	4,644
BK	16,859	15,768
PLK	2,926	2,743

Note: System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchised restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales. For 2017, PLK figures are shown for informational purposes only.

Revenue Recognition Update

Effective January 1, 2018, we adopted the new revenue recognition accounting standard ("New Standard"). Our consolidated financial statements for 2018 reflect the application of the New Standard, while our consolidated financial statements for 2017 were prepared under the guidance of previously applicable accounting standards ("Previous Standards"). Our results presented herein indicate which revenue recognition methodology applies in each respective period.

The most significant changes of this adoption that affect comparability of our results of operations between 2018 and 2017 include a change in the timing of franchise fee revenue recognition and the reflection of advertising fund contributions and expenses. Under Previous Standards, we recognized franchise fees when we performed all material obligations and services, which generally occurred when franchised restaurants opened. Under the New Standard, we defer initial and renewal franchise fees and recognize this revenue over the term of the related franchise agreement. Under Previous Standards, we did not reflect advertising fund contributions or advertising fund expenditures in our Consolidated Statement of Operations, and temporary net differences between contributions and expenses were reflected as prepaid assets or accrued liabilities on our consolidated balance sheet. Under the New Standard, advertising fund contributions and expenditures for funds that we manage are reported on a gross basis in our Consolidated Statement of Operations.

The implementation of the New Standard also impacted our year-over-year results on a consolidated basis and for each segment as follows:

•	Total Revenues increased as a result of the inclusion of advertising fund contributions, partially offset by a reduction in franchise fee revenues

•	Selling, General, and Administrative Expenses increased as a result of the inclusion of advertising fund expenditures

Additionally, for the first quarter, year-over-year results were impacted by the inclusion of Popeyes in our 2018 results.

For year-over-year comparability purposes, we have included a reconciliation of 2018 results under Previous Standards and are calculating organic growth under Previous Standards for both periods presented. Additional details can be found in our Form 10-Q.

Consolidated Financial Highlights

	Three Months Ended March 31,
(in US$ millions, except per share data)	2018	2018	2017
	New Standard	Previous Standards	Previous Standards
	(Unaudited)
Total Revenues	$1,253.8	$1,071.8	$1,000.6
Net Income Attributable to Common Shareholders	$147.8	$151.0	$50.2
Net Income Attributable to Common Shareholders and Noncontrolling Interests	$278.6	$284.7	$98.7
Diluted Earnings per Share	$0.59	$0.60	$0.21

TH Adjusted EBITDA(1)	$245.2	$250.5	$256.2
BK Adjusted EBITDA(1)	$214.1	$215.0	$187.1
PLK Adjusted EBITDA(1)	$38.5	$40.8	N/A
Adjusted EBITDA(2)	$497.8	$506.3	$443.3

Adjusted Net Income(2)	$313.3	$319.4	$170.6
Adjusted Diluted Earnings per Share(2)	$0.66	$0.67	$0.36

(1)	TH Adjusted EBITDA, BK Adjusted EBITDA and PLK Adjusted EBITDA are our measures of segment profitability.

(2)	Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.

Under Previous Standards, Total Revenues for the first quarter grew primarily as a result of the inclusion of our PLK segment and system-wide sales growth at BK, as well as a favorable FX impact, partially offset by a decrease in supply chain related revenues at TH. Net Income Attributable to Common Shareholders for the quarter, under both Previous Standards and the New Standard, was driven by the inclusion of our PLK segment, growth in BK segment income, and the redemption of our preferred shares in 2017.

Under Previous Standards, Adjusted EBITDA for the quarter grew 5.0% on an organic basis versus prior year combined results (including Popeyes), driven primarily by an increase in revenues at BK and PLK, partially offset by a decrease in supply chain related revenues at TH.

TH Segment Results

	Three Months Ended March 31,
(in US$ millions)	2018	2017
	New Standard	Previous Standards
	(Unaudited)
System-wide Sales Growth	2.1%	3.3%
System-wide Sales	$1,607.7	$1,514.0
Comparable Sales	(0.3)%	(0.1)%

Net Restaurant Growth	2.8%	4.6%
System Restaurant Count at Period End	4,774	4,644

Sales	$508.3	$527.4
Franchise and Property Revenues	$255.2	$206.2
Total Revenues	$763.5	$733.6

Cost of Sales	$395.9	$402.5
Franchise and Property Expenses	$69.5	$77.7
Segment SG&A	$82.3	$25.1
Segment Depreciation and Amortization	$26.3	$25.1
Adjusted EBITDA(1)(3)	$245.2	$256.2

(3)	TH Adjusted EBITDA includes $3.1 million and $2.8 million of cash distributions received from equity method investments for the three months ended March 31, 2018 and 2017, respectively.

For the first quarter of 2018, system-wide sales growth was primarily driven by net restaurant growth of 2.8%. Comparable sales of (0.3)% was primarily driven by relatively flat Canada comparable sales.

Under Previous Standards, Total Revenues for the quarter declined (3.0)% ((6.8)% excluding the impact of FX movements) versus prior year, primarily reflecting a decrease in supply chain related revenues, partially offset by a favorable impact of FX movements.

Under Previous Standards, Adjusted EBITDA for the quarter declined (2.2)% ((6.1)% excluding the impact of FX movements) versus prior year, primarily as a result of a decrease in Total Revenues, partially offset by a favorable impact of FX movements.

BK Segment Results

	Three Months Ended March 31,
(in US$ millions)	2018	2017
	New Standard	Previous Standards
	(Unaudited)
System-wide Sales Growth	11.3%	6.2%
System-wide Sales	$5,148.9	$4,477.0
Comparable Sales	3.8%	(0.1)%

Net Restaurant Growth	6.9%	5.1%
System Restaurant Count at Period End	16,859	15,768

Sales	$18.7	$23.0
Franchise and Property Revenues	$371.2	$244.0
Total Revenues	$389.9	$267.0

Cost of Sales	$16.4	$20.9
Franchise and Property Expenses	$32.5	$33.3
Segment SG&A	$140.3	$38.2
Segment Depreciation and Amortization	$12.2	$12.5
Adjusted EBITDA(1)(4)	$214.1	$187.1

(4)	BK Adjusted EBITDA includes $1.2 million of cash distributions received from equity method investments for the three months ended March 31, 2018.

For the first quarter of 2018, system-wide sales growth was driven by net restaurant growth of 6.9% and comparable sales of 3.8%, which was primarily driven by US comparable sales of 4.2%.

Under Previous Standards, Total Revenues for the quarter grew 9.7% (6.6% excluding the impact of FX movements) versus prior year, reflecting growth in system-wide sales.

Under Previous Standards, Adjusted EBITDA for the quarter grew 14.9% (11.5% excluding the impact of FX movements) versus prior year, primarily as a result of an increase in Total Revenues.

PLK Segment Results

	Three Months Ended March 31,
(in US$ millions)	2018	2017
	New Standard	Previous Standard
	(Unaudited)
System-wide Sales Growth	10.9%	6.1%
System-wide Sales	$903.7	$835.8
Comparable Sales	3.2%	(0.2)%

Net Restaurant Growth	6.7%	5.8%
System Restaurant Count at Period End	2,926	2,743

Sales	$20.8	N/A
Franchise and Property Revenues	$79.6	N/A
Total Revenues	$100.4	N/A

Cost of Sales	$16.8	N/A
Franchise and Property Expenses	$2.4	N/A
Segment SG&A	$45.4	N/A
Segment Depreciation and Amortization	$2.7	N/A
Adjusted EBITDA(1)	$38.5	N/A

For the first quarter of 2018, system-wide sales growth was driven by net restaurant growth of 6.7% and comparable sales of 3.2%, which was primarily driven by US comparable sales of 2.3%.

PLK revenues and segment income from the acquisition date of March 27, 2017 through March 31, 2017 were not material to our consolidated financial statements, and therefore were not included in our consolidated statement of operations for the three months ended March 31, 2017.

Cash and Liquidity

As of March 31, 2018, total debt was $12.3 billion, and net debt (total debt less cash and cash equivalents of $0.9 billion) was $11.4 billion. Effective January 1, 2018, we adopted new guidance related to hedge accounting, which amends hedge accounting recognition and presentation requirements. Most notably, under the new guidance for our net investment hedges, all components not related to spot remeasurements on the notional amount of these instruments are included in interest expense, net, whereas previously they were recorded in other comprehensive income. Additional details about this accounting standard can be found in our Form 10-Q.

On April 24, 2018, the RBI Board of Directors declared a dividend of $0.45 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the second quarter of 2018. The dividend will be payable on July 3, 2018 to shareholders and unitholders of record at the close of business on May 15, 2018.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Tuesday, April 24, 2018, to review financial results for the first quarter ended March 31, 2018. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

Contacts

Investors
Markus Sturm, Investor Relations
investor@rbi.com

Media
Patrick McGrade, Communications and Corporate Affairs
media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. ("RBI") is one of the world's largest quick service restaurant companies with more than $30 billion in system-wide sales and over 24,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world's most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 40 years. To learn more about RBI, please visit the company's website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding our high conviction that our “Winning Together” plan unveiled this morning will improve guest experience and drive sales and profitability for our Tim Hortons restaurant owners; our expectations regarding the growth potential for each of our three brands; and our expectations and belief that through our focus on enhancing guest satisfaction and franchisee profitability, we will create value for all of our stakeholders for many years to come. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s ability to successfully implement its domestic and international growth strategy; and risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2018	2018	2017
	New Standard	Total Adjustments	Previous Standards	Previous Standards
Revenues:
Sales	$547.8	$—	$547.8	$550.4
Franchise and property revenues	706.0	(182.0)	524.0	450.2
Total revenues	1,253.8	(182.0)	1,071.8	1,000.6
Operating costs and expenses:
Cost of sales	429.1	—	429.1	423.4
Franchise and property expenses	104.4	(0.2)	104.2	111.0
Selling, general and administrative expenses	301.3	(190.5)	110.8	121.9
(Income) loss from equity method investments	(14.3)	—	(14.3)	(5.7)
Other operating expenses (income), net	12.7	—	12.7	13.8
Total operating costs and expenses	833.2	(190.7)	642.5	664.4
Income from operations	420.6	8.7	429.3	336.2
Interest expense, net	140.1	0.5	140.6	111.4
Loss on early extinguishment of debt	—	—	—	20.4
Income before income taxes	280.5	8.2	288.7	204.4
Income tax expense	1.7	2.1	3.8	37.8
Net income	278.8	6.1	284.9	166.6
Net income attributable to noncontrolling interests	131.0	2.9	133.9	48.9
Preferred share dividends	—	—	—	67.5
Net income attributable to common shareholders	$147.8	$3.2	$151.0	$50.2
Earnings per common share
Basic	$0.60	$0.01	$0.61	$0.21
Diluted	$0.59	$0.01	$0.60	$0.21
Weighted average shares outstanding
Basic	245.9	—	245.9	234.7
Diluted	473.9	—	473.9	476.5
Cash dividends declared per common share	$0.45		$0.45	$0.18

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	March 31, 2018	December 31, 2017
	New Standard	Previous Standards
ASSETS
Current assets:
Cash and cash equivalents	$852.4	$1,097.4
Accounts and notes receivable, net of allowance of $19.5 and $16.4, respectively	467.6	488.8
Inventories, net	74.6	78.0
Prepaids and other current assets	87.8	85.4
Total current assets	1,482.4	1,749.6
Property and equipment, net of accumulated depreciation and amortization of $651.7 and $623.3, respectively	2,072.7	2,133.3
Intangible assets, net	10,904.6	11,062.2
Goodwill	5,693.5	5,782.3
Net investment in property leased to franchisees	66.9	71.3
Other assets, net	539.4	424.8
Total assets	$20,759.5	$21,223.5
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$416.4	$496.2
Other accrued liabilities	636.6	865.7
Gift card liability	107.3	214.9
Current portion of long term debt and capital leases	78.8	78.2
Total current liabilities	1,239.1	1,655.0
Term debt, net of current portion	11,788.1	11,800.9
Capital leases, net of current portion	236.6	243.8
Other liabilities, net	1,820.4	1,455.1
Deferred income taxes, net	1,432.9	1,508.1
Total liabilities	16,517.1	16,662.9
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at March 31, 2018 and December 31, 2017; 249,101,633 shares issued and outstanding at March 31, 2018; 243,899,476 shares issued and outstanding at December 31, 2017	2,096.6	2,051.5
Retained earnings	553.9	650.6
Accumulated other comprehensive income (loss)	(572.5)	(475.7)
Total Restaurant Brands International Inc. shareholders’ equity	2,078.0	2,226.4
Noncontrolling interests	2,164.4	2,334.2
Total shareholders’ equity	4,242.4	4,560.6
Total liabilities and shareholders’ equity	$20,759.5	$21,223.5

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
	New Standard	Previous Standards
Cash flows from operating activities:
Net income	$278.8	$166.6
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation and amortization	47.0	43.4
Premiums paid and non-cash loss on early extinguishment of debt	—	17.9
Amortization of deferred financing costs and debt issuance discount	7.2	8.5
(Income) loss from equity method investments	(14.3)	(5.7)
Loss (gain) on remeasurement of foreign denominated transactions	16.4	10.4
Net losses on derivatives	1.9	5.8
Share-based compensation expense	13.3	16.5
Deferred income taxes	(19.0)	15.3
Other	3.7	3.6
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	15.4	47.8
Inventories and prepaids and other current assets	(7.0)	7.8
Accounts and drafts payable	(72.8)	38.9
Other accrued liabilities and gift card liability	(374.7)	(82.6)
Other long-term assets and liabilities	(6.9)	(5.3)
Net cash (used for) provided by operating activities	(111.0)	288.9
Cash flows from investing activities:
Payments for property and equipment	(7.0)	(4.1)
Proceeds from disposal of assets, restaurant closures, and refranchisings	1.6	6.8
Net payment for purchase of Popeyes, net of cash acquired	—	(1,635.9)
Return of investment on direct financing leases	4.2	4.1
Settlement/sale of derivatives, net	3.0	5.2
Other investing activities, net	0.1	(0.8)
Net cash provided by (used for) investing activities	1.9	(1,624.7)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	1,300.0
Repayments of long-term debt and capital leases	(21.7)	(319.9)
Payment of financing costs	—	(31.8)
Payment of dividends on common and preferred shares and distributions on Partnership exchangeable units	(96.9)	(145.9)
Payments in connection with redemption of preferred shares	(33.6)	—
Proceeds from stock option exercises	25.2	8.0
Other financing activities, net	(0.6)	(1.1)
Net cash (used for) provided by financing activities	(127.6)	809.3
Effect of exchange rates on cash and cash equivalents	(8.3)	3.3
Increase (decrease) in cash and cash equivalents	(245.0)	(523.2)
Cash and cash equivalents at beginning of period	1,097.4	1,475.8
Cash and cash equivalents at end of period	$852.4	$952.6
Supplemental cash flow disclosures:
Interest paid	$128.9	$80.1
Income taxes paid	$304.0	$24.1

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise and company-owned restaurants in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH and BK and 17 months or longer for PLK. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

For 2017, PLK comparable sales, system-wide sales growth and system-wide sales are for the period from December 26, 2016 through March 27, 2017. Comparable sales and system-wide sales growth are calculated using the same period in the prior year (December 26, 2015 through March 27, 2016). For 2018, PLK net restaurant growth is for the period from March 27, 2017 through March 31, 2018. PLK restaurant count is as of March 31, 2018 for the current period, and as of March 27, 2017 for the comparative period, inclusive of temporary closures. For 2017, PLK figures are shown for informational purposes only and are consistent with PLK’s former fiscal calendar. Consequently, PLK results for 2018 may not be comparable to those of 2017.

	Three Months Ended March 31,
Comparable Sales by Largest Market	2018	2017
TH - Canada	0.1%	(0.2)%
BK - US	4.2%	(2.2)%
PLK - US	2.3%	(0.4)%

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

Selling, General and Administrative Expenses

	Three Months Ended March 31,
(in US$ millions)	2018	2017
	New Standard	Previous Standards
Segment SG&A TH(1)	$82.3	$25.1
Segment SG&A BK(1)	140.3	38.2
Segment SG&A PLK(1)	45.4	—
Share-based compensation and non-cash incentive compensation expense	15.3	18.5
Depreciation and amortization(2)	5.8	5.7
PLK Transaction costs	5.1	34.4
Corporate restructuring and tax advisory fees	7.1	—
Selling, general and administrative expenses	$301.3	$121.9

(1)
Segment SG&A includes segment selling expenses, including advertising fund expenses, and segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, PLK transaction costs, and corporate restructuring and tax advisory fees.

(2)
Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales and the respective segment franchise and property expenses. Depreciation and amortization included in selling, general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended March 31,
(in US$ millions)	2018	2017
	New Standard	Previous Standards
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(3)	$1.7	$2.9
Litigation settlements (gains) and reserves, net(4)	(6.1)	—
Net losses (gains) on foreign exchange(5)	16.4	10.4
Other, net	0.7	0.5
Other operating expenses (income), net	$12.7	$13.8

(3)
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.

(4)	Litigation settlements (gains) and reserves, net in the current period primarily reflects proceeds received from the successful resolution of a legacy BK litigation.

(5)	Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Combined Total Revenues, Combined Adjusted EBITDA, Organic revenue growth and Organic Adjusted EBITDA growth. We believe that these non-GAAP measures are useful to investors in assessing our operating performance, as it provides them with the same tools that management uses to evaluate our performance and is responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.
EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the non-cash impact of share-based compensation and non-cash incentive compensation expense and (income) loss from equity method investments, net of cash distributions received from equity method investments, as well as other operating expenses (income), net. Other specifically identified costs associated with non-recurring projects are also excluded from Adjusted EBITDA, including PLK transaction costs associated with the acquisition of Popeyes and corporate restructuring and tax advisory fees. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our three operating segments. PLK revenues and segment income from the acquisition date of March 27, 2017 through March 31, 2017 were not material to our consolidated financial statements, and therefore were not included in our consolidated statement of operations for the three months ended March 31, 2017.

Combined Total Revenues and Combined Adjusted EBITDA include results of PLK prior to the acquisition.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization, which is a non-cash expense arising as a result of acquisition accounting that may hinder the comparability of our operating results to our industry peers, (ii) amortization of deferred financing costs and debt issuance discount, a non-cash component of interest expense, and (gains) losses on early extinguishment of debt, which are non-cash charges that vary by the timing, terms and size of debt financing transactions, (iii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iv) other operating expenses (income), net, and (v) other specifically identified costs associated with non-recurring projects. Adjusted Net Income includes preferred share dividends through December 2017.

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates. In addition, for organic growth comparative purposes, we are presenting PLK pre- and post-combination results, including Popeyes’ pre-combination Adjusted EBITDA determined in accordance with RBI’s methodology as reflected in the reconciliation table. Additionally, for comparability purposes, we are calculating organic growth under Previous Standards for both periods presented.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue and Adjusted EBITDA
Three Months Ended March 31, 2018
(Unaudited)

					Impact of FX
	Actual		Q1 '18 vs. Q1 '17		Movements	Organic Growth
(in US$ millions)	Q1 '18	Q1 '17	$	%	$	$	%
	Previous Standards	Previous Standards
Calculation:		A	B		C	B-C=D	D/(A+C)
Revenue
TH	$711.8	$733.6	$(21.8)	(3.0)%	$29.8	$(51.6)	(6.8)%
BK	$292.8	$267.0	$25.8	9.7%	$7.8	$18.0	6.6%
PLK(a)	$67.2	$64.2	$3.0	4.7%	$—	$3.0	4.7%
Combined Total Revenues	$1,071.8	$1,064.8	$7.0	0.7%	$37.6	$(30.6)	(2.8)%
Adjusted EBITDA
TH	$250.5	$256.2	$(5.7)	(2.2)%	$10.6	$(16.3)	(6.1)%
BK	$215.0	$187.1	$27.9	14.9%	$5.8	$22.1	11.5%
PLK(a)	$40.8	$22.6	$18.2	80.5%	$—	$18.2	80.5%
Combined Adjusted EBITDA	$506.3	$465.9	$40.4	8.7%	$16.4	$24.0	5.0%

(a) RBI acquired Popeyes Louisiana Kitchen, Inc. ("Popeyes") on March 27, 2017. Prior to its acquisition by RBI, Popeyes operated on a fiscal period basis consisting of a 16-week first fiscal quarter and 12-week second through fourth fiscal quarters. Subsequent to its acquisition by RBI, Popeyes commenced reporting on a calendar quarter basis consistent with RBI. Q1'18 for PLK represents the period from January 1, 2018 through March 31, 2018, while Q1'17 for PLK represents the period from December 26, 2016 through March 27, 2017. Consequently, PLK results for the prior year period may not be comparable.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Adjusted EBITDA to Net Income
(Unaudited)
Historical Popeyes Adjusted EBITDA

Q1 ' 17
(in US$ millions)	12/26/16 through 3/27/17(a)
Revenues	$64.2
Reconciliation of Net Income to Adjusted EBITDA
Net income (loss)	$(1.2)
Interest expense, net	1.3
Income tax expense (benefit)	(15.0)
Depreciation and amortization	2.4
Share-based compensation	1.4
Popeyes transaction costs	33.5
Other operating expenses (income), net	0.2
Adjusted EBITDA	$22.6

(a) Derived from Popeyes internal records.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Reconciliation of EBITDA and Adjusted EBITDA to Net Income

	Three Months Ended March 31,
(in US$ millions)	2018	2018	2018	2017
	New Standard	Total Adjustments	Previous Standards	Previous Standards
Segment income:
TH	$245.2	$5.3	$250.5	$256.2
BK	214.1	0.9	215.0	187.1
PLK	38.5	2.3	40.8	—
Adjusted EBITDA	497.8	8.5	506.3	443.3
Share-based compensation and non-cash incentive compensation expense(1)	15.3	—	15.3	18.5
PLK Transaction costs(2)	5.1	—	5.1	34.4
Corporate restructuring and tax advisory fees(3)	7.1	—	7.1	—
Impact of equity method investments(4)	(10.0)	—	(10.0)	(2.9)
Other operating expenses (income), net	12.7	—	12.7	13.8
EBITDA	467.6	8.5	476.1	379.5
Depreciation and amortization	47.0	(0.2)	46.8	43.3
Income from operations	420.6	8.7	429.3	336.2
Interest expense, net	140.1	0.5	140.6	111.4
Loss on early extinguishment of debt	—	—	—	20.4
Income tax expense(5)	1.7	2.1	3.8	37.8
Net income	$278.8	$6.1	$284.9	$166.6

Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS

	Three Months Ended March 31,
(in US$ millions, except per share data)	2018	2018	2018	2017
	New Standard	Total Adjustments	Previous Standards	Previous Standards
Net income	$278.8	$6.1	$284.9	$166.6
Income tax expense(5)	1.7	2.1	3.8	37.8
Income before income taxes	280.5	8.2	288.7	204.4
Adjustments:
Franchise agreement amortization	7.8	—	7.8	6.9
Amortization of deferred financing costs and debt issuance discount	7.2	—	7.2	8.5
Interest expense and loss on extinguished debt(6)	3.1	—	3.1	23.5
PLK Transaction costs(2)	5.1	—	5.1	34.4
Corporate restructuring and tax advisory fees(3)	7.1	—	7.1	—
Impact of equity method investments(4)	(10.0)	—	(10.0)	(2.9)
Other operating expenses (income), net	12.7	—	12.7	13.8
Total adjustments	33.0	—	33.0	84.2
Adjusted income before income taxes	313.5	8.2	321.7	288.6
Adjusted income tax (benefit) expense(5)(7)	0.2	2.1	2.3	50.5
Adjusted net income before preferred share dividends	313.3	6.1	319.4	238.1
Preferred share dividends	—	—	—	67.5
Adjusted net income	$313.3	$6.1	$319.4	$170.6
Adjusted diluted earnings per share	$0.66	$0.01	$0.67	$0.36
Weighted average diluted shares outstanding	473.9	—	473.9	476.5

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)
Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2017 and 2018 cash bonus, respectively.

(2)
In connection with the acquisition of Popeyes Louisiana Kitchen, Inc., we incurred certain non-recurring selling, general and administrative expenses during the three months ended March 31, 2018, respectively, primarily consisting of professional fees and compensation related expenses.

(3)
Costs associated with corporate restructuring initiatives and professional advisory and consulting services related to the interpretation of the Tax Cuts and Jobs Act, which was enacted on December 22, 2017.

(4)
Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in segment income.

(5)
As a result of the accounting standard related to the tax impact of equity based compensation, our effective tax rate was reduced by 22.7% and 3.9% for the three months ended March 31, 2018 and 2017, respectively, and our adjusted effective tax rate was reduced by 20.3% and 2.7% for the three months ended March 31, 2018 and 2017, respectively.

(6)
Represents loss on early extinguishment of debt and non-cash interest expense related to losses reclassified from accumulated other comprehensive income (loss) into interest expense in connection with interest rate swaps settled in May 2015.

(7)	Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.